Exhibit 10.1

IMAX CORPORATION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Second Amended and Restated IMAX Corporation Long Term Incentive Plan (the “Plan”) is made by IMAX Corporation, a Canadian corporation (the “Company”), effective as of the date of its approval by the shareholders of the Company at the Company’s 2023 annual meeting of shareholders.

The Amendment was approved by the Board of Directors of the Company on April 4, 2023.

1.	Amendment to Section 5(a). The first sentence of Section 5(a) of the Plan is deleted and replaced with the following:

(a)

IMAX LTIP Limit. Subject to adjustment in accordance with Section 13, the maximum aggregate number of Common Shares that may be issued for all purposes under the IMAX LTIP shall be 20.6 million (20,600,000) Common Shares.

2.	Amendment to Section 5(b): The first sentence of Section 5(b) of the Plan is deleted and replaced with the following:

(b)

Rules Applicable to Determining Common Shares Available for Issuance. The number of Common Shares remaining available for issuance will be reduced by the number of Common Shares actually delivered upon settlement or payment of an Award.

3.	Amendment to Section 6(a): The reference to Section 6(g) in the second sentence of Section 6(a), shall instead be a reference to Section 6(h).

4.	Amendment to Section 6(h): The first sentence of Section 6(h) is deleted and replaced with the following:

(h)

Repricing of Options and Stock Appreciation Rights: Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of Common Shares), the terms of outstanding Awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel or to replace outstanding Options or Stock Appreciation Rights in exchange for (i) cash or other property, (ii) Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) other Awards.

5.

Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.